UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 30, 2022

National CineMedia, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33296			20-5665602
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)			(I.R.S. Employer Identification No.)

6300 S. Syracuse Way	Suite 300	Centennial	Colorado	80111
(Address of Principal Executive Offices)				(Zip Code)
(303) 792-3600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.01 per share	NCMI	The Nasdaq Stock Market LLC
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities
2021 Common Unit Adjustment
National CineMedia, Inc. (“NCM, Inc.”), as sole manager of National CineMedia, LLC (“NCM LLC”), provided written notices effective as of March 30, 2022 setting forth the determination of common membership units due to/from the members of NCM LLC as shown in the table below, in accordance with the Common Unit Adjustment Agreement dated as of February 13, 2007, by and among NCM, Inc., NCM LLC, Regal CineMedia Holdings, LLC (“Regal”), American Multi-Cinema, Inc. (“AMC”) and Cinemark Media, Inc. (“Cinemark”). Regal, AMC and Cinemark are referred to collectively as the “Founding Members.” The common membership units are expected to be issued on April 13, 2022, the settlement date.
The Common Unit Adjustment Agreement provides a mechanism for adjusting membership units held by the Founding Members, based on increases or decreases in attendance associated with new theater construction or acquisitions and dispositions or closures by each Founding Member. The adjustment of membership units pursuant to the Common Unit Adjustment Agreement is conducted annually, except that an earlier adjustment will occur for a Founding Member if its acquisition or disposition of theaters, in a single transaction or cumulatively since the most recent adjustment, will cause a change of two percent or more in the total annual attendance.
Following is a summary of the beneficial ownership of NCM LLC units that will result from this most recent common unit adjustment for the fiscal year ended December 30, 2021:

Founding Member Group	Number of Units Owned Prior to Adjustment (1)	Number of Units Issued per 2021 Adjustment		Total Number of Units Owned Post Adjustment
AMC	—	5,954,646		5,954,646
Cinemark	43,161,550	529,247		43,690,797
Regal	43,026,794	(2,342,997)	(2)	40,683,797
NCM, Inc.	81,403,872	—		81,403,872
Total	167,592,216	4,140,896		171,733,112

(1) The units reflected are as of March 30, 2022.
(2) The 2021 Common Unit Adjustment calculated for Regal is negative 2,342,997 units, which will be satisfied by returning units to NCM LLC or paying to NCM LLC an amount calculated pursuant to the Common Unit Adjustment Agreement.
Following the issuance and return of these common membership units pursuant to the Common Unit Adjustment Agreement for fiscal 2021, each Founding Member’s beneficial ownership interest in NCM LLC will change as follows:

Founding Member Group	Ownership Interest Prior to Adjustment	Ownership Interest Post Adjustment	Change
AMC	0.0%	3.5%	+3.5
Cinemark	25.7%	25.4%	-0.3
Regal	25.7%	23.7%	-2.0
NCM, Inc.	48.6%	47.4%	-1.2
Pursuant to NCM, Inc.’s Second Amended and Restated Certificate of Incorporation and NCM LLC’s Third Amended and Restated Limited Liability Company Operating Agreement, as amended, members of NCM LLC, other than NCM, Inc., may choose to have common membership units redeemed, and NCM, Inc. may elect to issue cash or shares of its Common Stock on a one-for-one basis.  Therefore, the NCM LLC units issued to the Founding Members may be redeemable for an equal number of shares of NCM, Inc.’s Common Stock.
Neither NCM, Inc. nor NCM LLC will receive any cash consideration in exchange for the issuance of the units. The units will be issued in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof for transactions not involving a public offering. Appropriate legends will be affixed to the securities issued in this transaction. The Founding Members had adequate access, through business or other relationships, to information about NCM, Inc. and NCM LLC.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1
Common Unit Adjustment Agreement dated as of February 13, 2007, by and among National CineMedia, Inc., National CineMedia, LLC, Regal CineMedia Holdings, LLC, American Multi-Cinema, Inc., Cinemark Media, Inc, Regal Cinemas, Inc. and Cinemark USA, Inc. (Confidential treatment granted as to certain portions, which portions were omitted and filed separately with the Commission)  (Incorporated by reference to Exhibit 10.6 to NCM, Inc.’s Current Report on Form 8-K (File No. 001-33296) filed on February 16, 2007.)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: April 5, 2022	By:	/s/ Ronnie Ng
Ronnie Ng
Chief Financial Officer